UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2008

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 345-2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On November 3, 2008, EMC Insurance Group Inc. issued the following press release:

EMC INSURANCE GROUP INC. DECLARES
108th CONSECUTIVE QUARTERLY DIVIDEND,
ANNOUNCES AN EXTENSION OF ITS STOCK
REPURCHASE PROGRAM AND ANNOUNCES
AN INDUSTRY PRESENTATION BY MANAGEMENT

DES MOINES, Iowa (November 3, 2008) – On October 31, 2008, the Board of Directors of EMC Insurance Group Inc. (Nasdaq/NGS:EMCI) declared a quarterly dividend of eighteen (18) cents per share of common stock payable November 19, 2008 to shareholders of record as of November 12, 2008. This is the one hundred and eighth consecutive quarterly dividend declared since EMC Insurance Group Inc. became a publicly held company in February 1982.

At its meeting on October 31, 2008, the Board of Directors also announced an extension of the Company’s current $15 million stock repurchase program, authorizing an additional $10 million.  The repurchase program does not have an expiration date and is being conducted under the provisions of Securities and Exchange Commission Rule 10b-18, which provides a “safe harbor” from liability for manipulation of the stock price by reason of the manner, timing, price and volume of purchases of stock in the open market.  Purchases under the program will be made at the discretion of management.

On Monday, November 17, 2008, Mr. Mark E. Reese, Senior Vice President and Chief Financial Officer, will be presenting at the Wall Street Analyst Forum’s 19th Annual Analyst Conference at the University Club in New York City at 10:30 a.m. eastern time. The webcast can be accessed at http://www.meetmax.com/sched/wsaf1108/investor_login.html?event_id=2898.  It is management’s intention to reaffirm its 2008 operating income guidance of $0.65 to $0.95 per share during this presentation.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide based on premium volume. EMC Insurance Companies has been included on the 2008 Ward’s Top 50 list and is a member of the Independent Insurance Agents & Brokers of America (the Big “I”) Trusted Choice program. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in our industry, interest rates or the performance of financial markets and the general economy; rating agency actions and other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K.  Management intends to identify forward-looking statements when using the words “believe”, “expect”, “anticipate”, “estimate”, “project” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

The information contained in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on November 3, 2008.

EMC INSURANCE GROUP INC.
Registrant

/s/ Bruce G. Kelley
Bruce G. Kelley
President & Chief Executive Officer

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer